CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statements on Form S-3ASR (No. 333-216678) and Form S-8 (Nos. 333-207007, 333-213068, and 333-216681) of Penumbra, Inc. of our report dated September 19, 2017, relating to the financial statements of Crossmed S.p.A. as of December 31, 2016 and for the year then ended, included in this Current Report on Form 8-K/A (Amendment No. 1) of Penumbra, Inc. dated September 19, 2017.

/s/ Deloitte & Touche S.p.A.

Turin, Italy
September 19, 2017